INVESTOR PRESENTATION | August 2023

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2023 CMCT | CMCT Creative Media & Community Trust Corporation 2 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 37. See “Property Pictures” on page 37 under Important Disclosures. Important Disclosures Free Writing Prospectus | Creative Media & Community Trust Corporation Filed Pursuant to Rule 433 | Dated August 10, 2023 | Registration Statement No. 333-268032 Creative Media & Community Trust Corporation (formerly known as CIM Commercial Trust Corporation) (“CMCT”) has filed a registration statement (including a base prospectus) with the Securities and Exchange Commission (the “SEC”) in respect of the offering to which this communication relates. Before you participate in CMCT's offering of Series A1 Preferred Stock, you should read the prospectus supplement, dated November 23, 2022, and the accompanying base prospectus, dated November 22, 2022 (please note that CMCT's offerings of Series A Preferred Stock and Series D Preferred Stock have been terminated). Before making any investment in such offering, you should read the other documents CMCT has filed with the SEC for more complete information about CMCT and such offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. You may request to receive a prospectus in respect of either of the foregoing offerings by calling toll-free at 1-866-341-2653.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2023 CMCT | CMCT Creative Media & Community Trust Corporation 3 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 37. See “Property Pictures” on page 37 under Important Disclosures. Important Disclosures Forward-looking Statements The information set forth herein contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), which are intended to be covered by the safe harbors created thereby. These statements include the plans and objectives of management for future operations, including plans and objectives relating to future growth of our business and availability of funds. Such forward-looking statements may be identified by the use of forward- looking terminology such as "may," "will," "project," "target," "expect," "intend," "might," "believe," "anticipate," "estimate," "could," "would," "continue," "pursue," "potential," "forecast," "seek," "plan," “opportunity,” "should", or "goal" or the negative thereof or other variations or similar words or phrases. Such forward-looking statements also include, among others, statements about CMCT's plans and objectives relating to future growth and outlook. Such forward-looking statements are based on particular assumptions that management of CMCT has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. Forward-looking statements are necessarily estimates reflecting the judgment of CMCT's management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These risks and uncertainties include those associated with (i) the timing, form, and operational effects of CMCT's development activities, (ii) the ability of CMCT to raise in place rents to existing market rents and to maintain or increase occupancy levels, (iii) fluctuations in market rents, (iv) the effects of inflation and higher interest rates on the operations and profitability of CMCT and (v) general economic, market and other conditions. Additional important factors that could cause CMCT's actual results to differ materially from CMCT's expectations are discussed under the section "Risk Factors" in CMCT's Annual Report on Form 10-K for the year ended December 31, 2022. The forward-looking statements included herein are based on current expectations and there can be no assurance that these expectations will be attained. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond CMCT's control. Although we believe that the assumptions underlying the forward- looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward- looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements expressed or implied herein, the inclusion of such information should not be regarded as a representation by CMCT or any other person that CMCT's objectives and plans will be achieved. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made. CMCT does not undertake to update them to reflect changes that occur after the date they are made, except as may be required by applicable securities law.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2023 CMCT | CMCT Creative Media & Community Trust Corporation 4 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 37. See “Property Pictures” on page 37 under Important Disclosures. CIM Group: Manager of CMCT CIM data as of 3/31/2023 (Assets Owned and Operated is unaudited). See disclosure statement under “Assets Owned and Operated” and “Property Pictures” on page 37. 1) Includes affiliates of CIM and officers and directors of CMCT. As of August 3, 2023. CIM Group (“CIM”) is a community-focused real estate and infrastructure owner, operator, lender and developer. The Independent | Austin 491,000 SF | For Sale Residential, Ground Floor Retail, Parking Key CIM Group Projects Santa Monica Westgate | Los Angeles 143,000 SF Residential, Ground Floor Retail Sunset La Cienega | Los Angeles 384,500 SF | Hotel, For Sale Residential, Ground Floor Retail Seaholm | Austin 551,000 SF | For Sale Residential, Ground Floor Retail, Parking 432 Park Avenue | New York City 518,250 SF | For Sale Residential, Ground Floor Retail 11 Madison | New York City 2.2M SF | Class A Office, Ground Floor Retail, Storage 1994 Established 445 Real Assets Owned and Operated $31.5B Assets Owned and Operated 1,000+ Employees 9 Corporate Offices Worldwide CIM Group owns ~45.7% of CMCT 1 Competitive Advantages Diverse Team of In-House Professionals Commitment to Community Disciplined Approach

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2023 CMCT | CMCT Creative Media & Community Trust Corporation 5 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 37. See “Property Pictures” on page 37 under Important Disclosures. Past performance is no guarantee of future results. 1) Based on stock price as of August 3, 2023, 2) See Capital Returned to Shareholders on page 38. 3) Property count as of June 30, 2023. Leased percentage as of June 30, 2023. Creative Media & Community Trust Corporation (“CMCT”) CMCT primarily focuses on the acquisition, ownership, operation and development of creative office and premier multifamily assets in vibrant and emerging communities. NASDAQ: CMCT | TASE: CMCT Lending Division Subsidiary Originates loans through SBA 7(a) Guaranteed Loan Program CMCT Portfolio3 • Office Portfolio 13 Class A and creative office properties 84.5% leased in aggregate • Multifamily Portfolio Purchased two multifamily properties with a combined 621 units and two land parcels in Oakland for a combined purchase price of $282.9 million and invested $6.6 million of equity in a newly formed joint venture that acquired a 75 unit multifamily building in Echo Park, Los Angeles. • Hotel 1 hotel with an adjacent parking garage (Sacramento) • Development (Primarily Multifamily) Development in process to convert a portion of an office building in Los Angeles into multifamily units plus additional development opportunities in Austin (two), Los Angeles (Culver City, Echo Park, Jefferson Park), Oakland and Sacramento 2019: CMCT sold eight buildings totaling ~2.2 million SF of traditional office space and maintained its portfolio of creative and Class A office assets. Proceeds were used to repay debt and deliver a $42 per share special dividend. 2022: Announced Investment efforts to focus on premier multifamily and creative office assets catering to high growth industries like entertainment and technology. 7.6% Dividend Yield1 ~$71 / Share Distributions to Shareholders Since 20142 Oakland Austin Los Angeles San Francisco

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2023 CMCT | CMCT Creative Media & Community Trust Corporation 6 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 37. See “Property Pictures” on page 37 under Important Disclosures. Executing on strategy to grow multifamily portfolio • Seeking newer vintage, highly amenitized, premier assets in high barrier-to-entry markets • Acquired three Class A multifamily assets totaling 696 units in 1Q’231 • 2Q'23 occupancy increased to 83.9% (From 80.7% in 1Q'23) (two of the three buildings are in initial lease-up following completion of construction) Significant progress on asset-light value-add and development pipeline • 1007 & 1021 E 7th Street (East Austin) - Received final entitlement in June to develop multifamily building • 3601 South Congress (Austin) - Received approval of zone change in July for a portion of the property that was not previously zoned for multifamily - the entire 16 acre campus is now zoned for multifamily • 1910 Sunset Boulevard (Echo Park, Los Angeles) - in process of obtaining final permits to build 36 multifamily units - expect to commence construction later in 2023 Improved office occupancy and leased percentage; improved hotel occupancy • 2Q'23 occupancy of 83.0% (up from 81.3% at the end of 1Q'23) • 2Q'23 leased percentage of 84.5% (up from 84.4% at 1Q'23) ◦ 24,237 square feet of signed but uncommenced leases at end of 2Q'23 • Hotel net operating income increased to $8.3 million in first half of 2023 (from $5.6 million in first half of 2022) Steps to improve liquidity • Raised $51.0 million of Series A1 preferred stock in the first half of 2023 • Amount drawn on revolving credit facility declined to $92.0 million at the end of 2Q'23 (from $122.0 million at the end of 1Q'23) Recent Highlights 9460 Wilshire | Rolls Royce lease signed in 2022 Artistic Renderings 1) Includes 50% joint venture of 1902 Park Avenue in Echo Park, Los Angeles (75 units)

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2023 CMCT | CMCT Creative Media & Community Trust Corporation 7 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 37. See “Property Pictures” on page 37 under Important Disclosures. Strategy designed to benefit from the trend toward a more cohesive work/live lifestyle Track record of identifying and investing in vibrant and emerging communities Resources, market knowledge and relationships for smooth execution of transactions Asset-light development approach and attractive pipeline of “next generation” properties Access to capital to execute business plan CMCT: Investing Ahead of the Curve

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2023 CMCT | CMCT Creative Media & Community Trust Corporation 8 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 37. See “Property Pictures” on page 37 under Important Disclosures. Designed to Benefit From Changing Lifestyles1 Key Multifamily Trends Walkability Luxury Amenities Well-Connected Hybrid Work Lifestyle Culture-Oriented Locations Vibrant Neighborhoods in Major U.S. Markets 1. Statements made on this slide are based on CIM’s observations and beliefs. First Quarter 2023 Acquisitions Channel House Jack London Square, Oakland Parkview Living Echo Park, Los Angeles Eleven Fifty Clay Oakland Eleven Fifty Clay

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2023 CMCT | CMCT Creative Media & Community Trust Corporation 9 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 37. See “Property Pictures” on page 37 under Important Disclosures. Designed to Benefit From Changing Lifestyles1 The pandemic accelerated the trend toward a more cohesive work/live lifestyle. Key Office Trends • Growing demand for “creative office” • Desire for spaces that inspire employees • Emphasis on comfort, cool and “wow factor” • Battle to recruit and retain top talent 1) Statements made on this slide are based on CIM’s observations and beliefs. What is “creative office”? Creative office space diverges from traditional office norms. It includes bright, open, and thoughtfully designed spaces that encourage creativity, flexibility and collaboration.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2023 CMCT | CMCT Creative Media & Community Trust Corporation 10 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 37. See “Property Pictures” on page 37 under Important Disclosures. Designed to Benefit From Changing Lifestyles Creative Office Statistics1 Creative office assets command a ~15% rent premium over traditional office space. Creative office represents nearly 5% of national office inventory. Industries demanding creative office space include technology, media, entertainment, design and fashion, in addition to more traditional business types like financial services. 1) Source: JLL US Creative Office Report – January 2023 Class-A Average Asking Rent ($ PSF)1 $61.54 Creative $53.29 Non-creative

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2023 CMCT | CMCT Creative Media & Community Trust Corporation 11 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 37. See “Property Pictures” on page 37 under Important Disclosures. Assets in Vibrant and Emerging Sub-Markets1 CMCT leverages the investment expertise of its operator, CIM Group. CIM Group invests in transitional and thriving sub-markets marked by high barriers-to-entry, improving demographics, population growth, ease of transportation, and vibrant dining, entertainment and retail options. CIM Group believes selecting the right submarkets contributes to outsized rent growth and asset appreciation. Example: CIM Group’s Hollywood Media District Real Estate Holdings 1) Includes properties that are operated by CIM Group on behalf of partners and co-investors. CMCT’s assets included properties owned and properties CMCT expects to acquire.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2023 CMCT | CMCT Creative Media & Community Trust Corporation 12 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 37. See “Property Pictures” on page 37 under Important Disclosures. Case Study: Sycamore Media District in Hollywood Transformed into a flourishing, walkable urban locale Home to leading media and entertainment companies such as SiriusXM, Roc Nation, Showtime, Ticketmaster/Live Nation, Oprah Winfrey Network, and Hyperobject Industries @sycamoredistrict Assets in Vibrant and Emerging Sub-Markets Retail “This Stylish Street in Hollywood is Becoming L.A.’s New City Center.” -LAMAG Dining CultureWellness

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2023 CMCT | CMCT Creative Media & Community Trust Corporation 13 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 37. See “Property Pictures” on page 37 under Important Disclosures. Resources, Market-Knowledge and Relationships Core in-house capabilities include acquisition, credit analysis, development, financing, leasing, on-site property management and distribution CMCT Management 1. Off-market percentage based on invested equity across all CIM investments. Inside Board Members Barry Berlin CMCT CFO Serves in various finance and accounting roles within CIM Group and is CEO, Chairman and CFO of CMCT’s lending business Avi Shemesh CIM Group Co-founder CMCT Board Member Responsible for CIM’s long-term relationships with strategic institutions and oversees teams essential to acquisitions, portfolio management and internal and external communication Richard Ressler CIM Group Co-founder CMCT Chairman of the Board Chair of CIM's Executive, Investment, Allocation and Real Assets Management Committees • Founder of Orchard Capital Corp., OFS Capital Management (a full service provider of leveraged finance solutions) and OCV Management (owner of technology companies) • Chairman of the Board of CIM Real Estate Finance Trust, Inc. • Previously worked at Drexel Burnham Lambert, Inc. and began his career as an attorney with Cravath, Swaine and Moore, LLP 70% of investments sourced off-market1 Shaul Kuba CMCT Chief Investment Officer and CMCT Board Member CIM Group Co-founder Head of CIM’s Development Team and actively involved in the successful development, redevelopment and repositioning of CIM’s real estate assets around the U.S. David Thompson CMCT CEO CIM Group CFO and Principal 15 years of previous experience with Hilton Hotels Corporation, most recently as Senior Vice President and Controller

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2023 CMCT | CMCT Creative Media & Community Trust Corporation 14 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 37. See “Property Pictures” on page 37 under Important Disclosures. Resources, Market-Knowledge and Relationships1 CMCT caters to tenants in rapidly growing tech and entertainment industries. CMCT's Notable Tenants CIM Relationships 1. See disclosure statement under “Logos” on page 37.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2023 CMCT | CMCT Creative Media & Community Trust Corporation 15 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 37. See “Property Pictures” on page 37 under Important Disclosures. Class A & Creative Office Portfolio1 Classification / Market / Address Sub-Market Rentable Square Feet ("SF") % Occupied % Leased Annualized Rent Per Occupied SF Consolidated Office Portfolio Oakland, CA 1 Kaiser Plaza Lake Merritt 537,803 83.1% 83.1% $ 51.26 San Francisco, CA 1130 Howard Street South of Market 21,194 61.1% 61.1% 95.41 Los Angeles, CA 11620 Wilshire Boulevard West Los Angeles 196,928 76.3% 78.0% 50.29 9460 Wilshire Boulevard Beverly Hills 97,655 89.1% 92.2% 110.93 11600 Wilshire Boulevard West Los Angeles 56,881 86.6% 86.6% 60.51 8944 Lindblade Street ** West Los Angeles 7,980 100.0% 100.0% 68.92 8960 & 8966 Washington Boulevard** West Los Angeles 24,448 100.0% 100.0% 60.54 1037 North Sycamore Avenue Hollywood 5,031 100.0% 100.0% 56.45 Austin, TX 3601 S Congress Avenue South 228,545 82.0% 82.0% 49.47 1021 E 7th Street East 11,180 100.0% 100.0% 61.72 1007 E 7th Street East 1,352 100.0% 100.0% 34.02 Total Consolidated Office Portfolio 1,188,997 82.7% 83.3% 55.67 Unconsolidated Office Portfolio Los Angeles, CA 1910 Sunset Boulevard - 44% ** Echo Park 99,166 81.5% 94.3% 47.19 4750 Wilshire Boulevard - 20% 2, ** Mid-Wilshire 30,335 100.0% 100.0% 53.37 Total Unconsolidated Office Portfolio 129,501 85.8% 95.6% 48.19 Total Office Portfolio 1,318,498 83.0% 84.5% $ 56.71 45% 37% 16% 2% Los Angeles Oakland Austin San Francisco 1) As of 6/30/2023 2) We sold 80% of our interest in 4750 Wilshire Boulevard to co-investors (the "JV Partners") in February 2023 with our remaining 20% interest now invested in a newly formed joint venture with the JV Partners which is in the process of converting 2 out of the buildings 3 floors into for-lease multifamily units. **See "Development Pipeline” tables on slide 17, Geographic Diversification Annualized Rent by Location

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2023 CMCT | CMCT Creative Media & Community Trust Corporation 16 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 37. See “Property Pictures” on page 37 under Important Disclosures. Premier Multifamily and Hotel Multifamily Portfiolio Classification / Market / Property Sub-Market Units % Occupied Annualized Rent (in thousands)1 Monthly Rent Per Occupied Unit2 Consolidated Office Portfolio Oakland, CA Channel House Jack London Distict 333 81.4% $ 10,879 $ 3,345 1150 Clay Downtown 288 86.5% 8,209 2,747 Total Consolidated Multifamily Portfolio 621 83.8% $ 19,088 $ 3,059 Unconsolidated Multifamily Portfolio Los Angeles, CA 1902 Park Avenue - 50% Echo Park 75 85.3% $ 1,334 $ 1,737 Total Unconsolidated Multifamily Portfolio 75 85.3% $ 1,334 $ 1,737 Total Multifamily Portfolio 696 83.9% $ 20,422 $ 2,914 Hotel & Parking Garage Location / Property Sub-Market % Occupied 3 RevPAR Sacramento, CA Sheraton Grand Hotel Downtown/Midtown 80.9% $ 163.18 Sheraton Grand Hotel Parking Garage & Retail Downtown/Midtown 81.0 % NA 1) Represents gross monthly base rent under leases commenced as of June 30, 2023, multiplied by twelve. This amount reflects total cash rent before concessions. 2) Represents gross monthly base rent under leases commenced as of June 30, 2023, divided by occupied units. This amount reflects total cash rent before concessions. 3) Represents trailing six-month occupancy as of June 30, 2023, calculated as the number of occupied rooms divided by the number of available rooms.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2023 CMCT | CMCT Creative Media & Community Trust Corporation 17 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 37. See “Property Pictures” on page 37 under Important Disclosures. Development Pipeline- Primarily Multifamily1 Location Sub-Market Notes 4750 Wilshire Boulevard2 Mid-Wilshire Multifamily 1021 & 1007 E 7th Street East Austin Multifamily 3601 South Congress (Penn Field) Austin Multifamily 1910 Sunset Boulevard3 Echo Park, Los Angeles Multifamily 8944 Lindblade Street, 8960 & 8966 Washington Boulevard4 West Los Angeles Creative Office 3101 S. Western Avenue 5 Jefferson Park, Los Angeles Multifamily 3022 S. Western Avenue 5 Jefferson Park, Los Angeles Multifamily 2 Kaiser Plaza Oakland Multifamily Sheraton Grand Parking Garage Sacramento Multifamily development over existing parking garage 466 Water Street Jack London Square, Oakland Multifamily 1) As of 6/30/2023 2) CMCT owns a 20% interest in the property through an unconsolidated joint venture which is in the process of converting 2 of the building's 3 floors into luxury for-rent multifamily units. 3) CMCT and CIM-managed separate account purchased the property in February 2022 through a joint venture. CMCT owns approximately 44% of the property. 4) Currently these buildings (32,428 sf in aggregate) are 100% leased to a single tenant. 5) Intend to develop a total of approximately 160 residential units across both properties. 1,500+ Multifamily Units in the Pipeline

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2023 CMCT | CMCT Creative Media & Community Trust Corporation 18 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 37. See “Property Pictures” on page 37 under Important Disclosures. Asset Light Development Approach CMCT may coinvest up to 80% of each project in order to enhance returns (through management fee and promote income) and mitigate risk (by reducing CMCT's check size per project) CMCT Competitive Advantages • Distribution ◦ Access to 180 global institutional investors around the globe • Development ◦ Highly seasoned CIM Development team with 100+ team members with experience in urban planning, construction, design, architecture, engineering and project management Asset-Light Approach Enhances ROI

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2023 CMCT | CMCT Creative Media & Community Trust Corporation 19 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 37. See “Property Pictures” on page 37 under Important Disclosures. $23 $33 $36 $47 $41 $166 $56 2017 2018 2019 2020 2021 2022 2023 Preferred Stock Program » Access to continuously offered preferred stock allows CMCT to enhance returns by executing on high return business plans while minimizing risks for common stockholders » CMCT began issuing its Series A1 Preferred Stock in June 2022 and has terminated its offering of its Series A Preferred Stock and Series D Preferred Stock Series A1 » Perpetual Preferred Stock • Series A1 coupon of 7.08% as of 6/30/23 1 » Series A1 is continuously offered – bi-monthly issuance » CMCT and investor option to call/redeem five years from issuance at stated value, plus accrued and unpaid dividends2 » Redemption payable in cash or CMCT common stock, at election of CMCT3 1) As of June 30, 2023. See number 5 on slide 36 for more information. 2) With respect to the Series A1, Series A and Series D Preferred Stock, shares can be redeemed at the option of the holder during the first five years following the issuance date, subject to a redemption fee. CMCT may redeem without a fee after the 24 months from the issuance date with respect to the Series A1 and after the fifth anniversary of the date of issuance with respect to the Series A and D. Series A redemptions during the first year following the date of issuance must be paid in cash. 3) Represents gross proceeds from issuances of Series A1, A, D through June 30, 2023 (all L Preferred Stock has been repurchased or redeemed), calculated as the number of shares issued net of redemptions, multiplied by the stated value per share; proceeds are not net of commissions, fees, allocated costs or discount, as applicable. Includes Series A and Series A1 preferred stock issued to CIM Group in lieu of cash payment of the asset management fee. 4) Common equity based on fair value. Debt and preferred equity based on their respective stated value. Capital Structure Designed To Enhance Returns and Mitigate Risk Historical Preferred Stock Issuance3 (in millions) Target Capital Structure4 Common Equity 40% Debt 30% Preferred Equity 30%

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATION Property Summaries

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2023 CMCT | CMCT Creative Media & Community Trust Corporation 21 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 37. See “Property Pictures” on page 37 under Important Disclosures. Bay Area: Recent Multifamily Acquisitions Channel House (Jack London Square) » Acquired in 1Q'23 for $134.6 million, or $404,000 per unit (333 total units) » Conveniently located just steps to the ferry with direct access to San Francisco 1150 Clay Street (Downtown Oakland) » Acquired in 1Q'23 for $145.5 million, or $505,000 per unit (288 total units) » Conveniently located downtown and steps from the BART with easy access to San Francisco Oakland Market • Recent strong absorption is a precursor to future rent growth. • Oakland had a wave of new Class A supply from 2018-2022, but nearly 80% of the new supply has been absorbed.2 • Limited multifamily supply growth2 • Under Construction as % of Inventory ◦ SF - 4.3% ◦ Oakland - 2.9% ◦ Average of top 25 US markets - 6.9% Newer vintage, premier multifamily in high barrier to entry market acquired at a steep discount to replacement cost 1. Based on CMCT's analysis. 2. Source: Costar (January 2023).

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2023 CMCT | CMCT Creative Media & Community Trust Corporation 22 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 37. See “Property Pictures” on page 37 under Important Disclosures. Los Angeles: Multifamily 4750 Wilshire Boulevard (Park Mile) » Converting unleased space to multifamily » Closed coinvestment in 1Q'23 whereby CMCT to earn a management fee and potentially a promote; CMCT's ownership declined to 20% » Started renovation in March 2023 » Centrally located in affluent Park Mile/Hancock Park surrounded by multi million dollar single family homes » Short drive time to Hollywood/West Hollywood (10 minutes), Beverly Hills/Culver City/Downtown LA (20 minutes) and Santa Monica (30 minutes) 1902 Park Avenue (Echo Park) » Acquired in 1Q'23 for $19.1 million, or $255,000 per unit (50% joint venture) on an off-market basis » Newer vintage asset that opened in 2011 » Echo Park is an emerging trendy submarket northwest of downtown LA; walkable area with dozens of dining and entertainment options » Recent new leases executed at a significant premium to in-place rents » 1 BR- $2,100-$2,250 (versus average in place of $1,655) » 2 BR - $2,700-$2,750 (versus average in place of $2,223) Artistic rendering is for illustrative purposes only.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2023 CMCT | CMCT Creative Media & Community Trust Corporation 23 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 37. See “Property Pictures” on page 37 under Important Disclosures. Beverly Hills: Premier Located Class A Office & Retail 9460 Wilshire Boulevard (Beverly Hills) » In August 2022, signed 20 year, ~18,000 SF lease for a Rolls Royce showroom » The previously underutilized retail space was occupied by a real estate brokerage firm and a financial advisor » CMCT has originated or renewed leases with all current tenants since 2018 acquisition » Prominent location in the prestigious Golden Triangle of Beverly Hills and adjacent to the Four Seasons Beverly Wilshire Hotel and Rodeo Drive » Leased % increased to 92.2% at end of 1Q'23 (from 91.0% at end of 2022) Artistic renderings are for illustrative purposes only

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2023 CMCT | CMCT Creative Media & Community Trust Corporation 24 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 37. See “Property Pictures” on page 37 under Important Disclosures. Austin: Stabilized Creative Office with Potential To Add Multifamily • CMCT acquired the 16-acre campus at 3601 S. Congress Ave in 2007 in an off-market transaction; In-place rents have increased more than threefold since the acquisition • The creative office campus attracts a diverse tenant mix including technology, media and entertainment companies • In 2020, CMCT completed a $15 million, ~44,000 SF office building on the campus. CMCT fully leased the new building through 2029 with an expected return on cost at stabilization of 11% • CMCT is evaluating adding one or more multifamily buildings to the creative office campus. In June 2022, the City Council approved zoning changes that allow CMCT to add more density on this property. In July 2023, received approval of zone change for the portion of the property that was not previously zoned for multifamily - the entire 16 acre campus is now zoned for multifamily • • No state income tax and diverse employment sources – government, education and tech • Home to many large U.S. corporations including Amazon, Facebook, Apple, Cisco, eBay, GM, Google, IBM, Intel, Oracle, Paypal, 3M and Whole Foods • Rapid market office rent growth (10 year CAGR of 5.6%) 1 • Population growth - Five year forecast growth rate of 2.0% (versus 0.5% in the U.S.) 1 • Employment growth - Ten year historical growth rate of 3.93% (versus 1.22% in the U.S.)1 A Compelling Growth Market Austin Overview Penn Field Penn Field Austin 1) Source Costar July 2021 Office Market Report

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2023 CMCT | CMCT Creative Media & Community Trust Corporation 25 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 37. See “Property Pictures” on page 37 under Important Disclosures. East Austin: Multifamily Development • The Property is located in the East Austin submarket of Austin, TX. • The building is located on one of the main thoroughfares of Austin, East 7th Street, and within 1.5 miles of seven existing CIM properties • This corridor is among the most desirable locations for creative office space and residential in Austin as it has numerous food and dining options within close proximity and provides direct access to both the CBD and Eastside. A Dynamic Thriving Submarket Overview Central Business District East Austin East Austin, Texas » In November 2020, CMCT acquired 1021 E 7th Street for $6.1 million on an off-market basis; In July 2022, CMCT acquired 1007 E 7Th Street, an adjacent property, for $1.9 million » In total, represented ~14,000 sf of office 100% leased on a ~36,000 of contiguous land SF prime for development » CMCT intends to demolish the buildings when the last lease expires in 2023 and construct premier multifamily. » In June 2023, received final entitlements allowing for construction of an 8-story multifamily building.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2023 CMCT | CMCT Creative Media & Community Trust Corporation 26 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 37. See “Property Pictures” on page 37 under Important Disclosures. Echo Park: Office Value-Add & Ground-Up Multifamily » CMCT and a CIM-managed separate account acquired 1910 W. Sunset Blvd for approximately $51 million in February 2022 (CMCT owns ~44%) » Approximately 100,000 SF creative office building and expected to break ground in late 2023 to develop approximately 36-unit residential units by-right (in process of obtaining permits) » The 8-story building with floor-to-ceiling windows is the tallest in Echo Park, providing spectacular views in all directions » Ability to create 13-foot ceiling heights on newly renovated space » Ideal location and product for entertainment, and fashion tenants • Echo Park is a trendy submarket northwest of downtown LA; walkable area with dozens of dining and entertainment options • Located ~1 mile from Dodgers Stadium and adjacent to newly renovated Echo Park Lake, which features walking paths, picnic areas, paddle boats and lotus flower gardens • Easy access to four major freeways (Hollywood, Pasadena, Glendale and Golden State Freeways); approximate 20 minute drive to Hollywood, Downtown LA, Pasadena and Burbank • Average 10-year annual office rent growth of 5.0%1 • Average 10-year office vacancy of 6.7%1 A Dynamic Submarket Echo Park Los Angeles 1910 W. Sunset Boulevard Overview Echo Park Downtown Los Angeles Hollywood PasadenaBurbank 1) Source Costar; based on East Hollywood/Silver Lake submarket. Accessed May 2022. Artistic rendering is for illustrative purposes only

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2023 CMCT | CMCT Creative Media & Community Trust Corporation 27 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 37. See “Property Pictures” on page 37 under Important Disclosures. Culver City: Potential Creative Office Development » In 2014, CMCT acquired Lindblade Media Center for $18.5 million » Campus consists of: ~24,448 sf of creative office space at 8960 & 8666 Washington Boulevard ~7,980 sf at 8944 Lindblade Street currently used for broadcasting » Potential to redevelop into creative office Culver City Los Angeles Overview • Well-located asset in the heart of Culver City • Home to several high-profile media and technology companies including Apple, Amazon, HBO and Sony • Adjacent to the Metro Expo Line, offering easy access to both the Westside and Downtown LA • Office Rent growth – 16% CAGR over the last decade1 A Dynamic Thriving Submarket 1) Source JLL offering memorandum, August 2021. Artistic renderings are for illustrative purposes only Artistic renderings are for illustrative purposes only

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2023 CMCT | CMCT Creative Media & Community Trust Corporation 28 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 37. See “Property Pictures” on page 37 under Important Disclosures. Jefferson Park: Multifamily Development » In 1Q'22, CMCT acquired 3101 S. Western, which is located on a ~11,300 sf land site for $2.3 million » CMCT intends to entitle the property and develop approximately 40 residential units. Option to begin construction in 2023 » In 2Q'22, CMCT acquired 3022 S. Western, which is located on a ~28,300 sf land site for $5.6 million » CMCT intends to entitle the property and develop 119 residential units. Construction targetted to begin in 2024 Culver City Los Angeles Overview • Jefferson Park is home to a variety of residential buildings, shops, restaurants and offices • Adjacent to West Adams neighborhood where CIM has renovated and developed dozens of apartments, restaurants and retail spaces since 2016 • Convenient access to the 10 and 110 freeways • 1.5 miles from the University of Southern California and 5.5 miles from downtown Culver City, home to several premier technology and entertainment companies An Emerging Submarket Artistic renderings are for illustrative purposes only

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2023 CMCT | CMCT Creative Media & Community Trust Corporation 29 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 37. See “Property Pictures” on page 37 under Important Disclosures. Oakland: Multifamily Development » CMCT acquired 2 Kaiser Plaza in 2015; the property is currently utilized as surface parking » CMCT recently submitted a request to entitle 2 Kaiser Plaza for multifamily, as it is currently entitled for office but can be developed as multifamily by right. CMCT believes that the entitlement will create incremental value for the land near term » Current plans contemplate 596 units Culver City Los Angeles Overview • 2 Kaiser Plaza is well located in the heart of Lake Merritt and just a six-minute walk from the BART, offering direct access to San Francisco • Oakland has numerous local dining options and has emerged as a “cool” place to live and work. An Emerging Submarket Artistic renderings are for illustrative purposes only

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2023 CMCT | CMCT Creative Media & Community Trust Corporation 30 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 37. See “Property Pictures” on page 37 under Important Disclosures. Appendix

CMCT

CIM Group: Commitment to ESG

CIM is committed to incorporating Environmental, Social and Governance (ESG) criteria into its business strategies and day-to-day operations while supporting its tenants, employees and communities in these initiatives.[1]

PRI Principles for Responsible Investment

IRENA International Renewable Energy Agency

ENERGY STAR

CIM CIMPACT Serving our communities together

CIM Diversity, Equity & Inclusion

Sustainable & Environmental Initiatives

- For more than 25 years, CIM has developed and operated sustainable infrastructure needed to support growing communities. Key projects include renewable energy, water storage and waste-to-value initiatives.
- CIM is a member of the Principles for Responsible Investment (PRI), a GRESB assessment participant and a partner in the EPA's Energy Star® program, with several LEED certified buildings. Additionally, CIM uses Energy Star® consumption tracking at more than 100 properties.
- CIM's water storage solution improves water supply sustainability, while its waste-to-value solution produces an alternative to petroleum-based products, cuts carbon emission and frees up landfills.

ESG Committee

- Comprised of leaders from across the organization, CIM's ESG committee supports and elevates CIM's sustainability efforts. The committee authored CIM's formal ESG policy, which details the organization's continued commitment to incorporate ESG best practices into each new project and ongoing.

CIMpact

- CIMpact coordinates grassroots initiatives and partners with regional and national non-profit organizations to further CIM's positive impact in communities.
- Through CIMpact, we support and encourage corporate and employee-led voluntary community service activities on both local and national levels.

Diversity, Equity & Inclusion Council

- Through employee education and reporting, as well as community outreach, the Diversity & Inclusion Council plays a crucial role in CIM's effort to encourage employees to honor and celebrate diversity in relationships with each other and all those we serve.

1) While CIM may consider ESG factors when making an investment decision, the Fund does not pursue an ESG-based investment strategy or limit its investments to those that meet specific ESG criteria or standards. Any reference herein to environmental or social considerations is not intended to qualify our duty to maximize risk-adjusted returns.

Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 37. See "Property Pictures" on page 37 under Important Disclosures.

www.creativemediacommunity.com | ©2023 CMCT | CMCT Creative Media & Community Trust Corporation 31

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2023 CMCT | CMCT Creative Media & Community Trust Corporation 32 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 37. See “Property Pictures” on page 37 under Important Disclosures. Alignment of Interests CIM Group Commitment to CMCT CIM Group owns ~45.7% of CMCT common stock1 1) Includes affiliates of CIM and officers and directors of CMCT. As of August 3, 2023. 2) (i) No incentive fee in any quarter in which the excess Core FFO is $0; (ii) 100% of any excess core FFO up to an amount equal to (x) the average of the adjusted common stockholders’ equity as of the first and last day of the applicable quarter and (y) 0.4375%; and (iii) 20% of any excess core FFO thereafter. Incentive fees payable for any partial quarter will be appropriately prorated Management and Corporate Governance CMCT’s Board includes CIM Group’s three co-founders (Richard Ressler, Avi Shemesh, and Shaul Kuba) Strong Market Knowledge and Sourcing CMCT benefits from CIM Group’s identification of Qualified Communities, sourcing capabilities and access to resources of vertically integrated platform Management Agreement/Master Services Agreement Fees » 1% of net asset value » Income incentive fee is 20% of CMCT's quarterly core funds from operations in excess of a quarterly threshold equal to 1.75% (i.e., 7% on an annualized basis) of CMCT's average adjusted common stockholders' equity, subject to catchup2 » 15% of cumulative aggregate realized capital gains net of aggregate realized capital losses minus (ii) the aggregate capital gains fees paid in prior periods. Realized capital gains and realized capital losses are calculated by subtracting from the sales price of a property (a) any costs and expenses incurred to sell such property and (b) the property’s original acquisition price plus any subsequent, non-reimbursed capital improvements thereon paid for by CMCT. » Reimbursement of shared services at cost (accounting, tax, reporting, etc.) » Perpetual term

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2023 CMCT | CMCT Creative Media & Community Trust Corporation 33 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 37. See “Property Pictures” on page 37 under Important Disclosures. Key Metrics Lease Expirations as a % of Annualized Office Rent (As of June 30, 2023) Top Five Tenants (June 30, 2023) 1) From and after February 28, 2023, with respect to the rentable square feet expiring in 2025, and February 28, 2025, with respect to rentable square feet expiring in 2027, the tenant has the right to terminate all or any portion of its lease with CMCT, effective as of any date specified by the tenant in a written notice given to CMCT at least 15 months prior to the termination, in each case in exchange for a termination penalty, the amount of which is dependent on a variety of factors, including but not limited to the date of the termination notice, the amount of the square feet to be terminated and the location within the building of the space to be terminated. 2) Includes 8,921 square feet of month-to-month leases, as of June 30, 2023. 4.0% 7.9% 37.4% 11.5% 13.7% 3.4% 7.8% 7.0% 1.9% 5.4% 2023 2024 2025 2026 2027 2028 2029 2030 2031 Thereafter —% 10.0% 20.0% 30.0% 40.0% Tenant Property Lease Expiration Annualized Rent (in thousands) % of Annualized Rent Rentable Square Feet % of Rentable Square Feet Kaiser Foundation Health Plan, Inc. 1 Kaiser Plaza 2025-2027 1 $ 18,220 29.3% 366,777 27.7 % U.S. Bank, N.A. 9460 Wilshire Boulevard 2029 4,027 6.5% 27,569 2.1 % F45 Training Holdings, Inc. 3601 S Congress Avenue 2030 2,492 4.0% 44,171 3.3% 3 Arts Entertainment, Inc. 9460 Wilshire Boulevard 2026 2,741 4.4% 27,112 2.1 % Westwood One, Inc. Lindblade Media Center 2025 2,030 3.3% 32,428 2.5 % Total for Top Five Tenants 29,510 47.5% 498,057 37.7 % All Other Tenants 32,582 52.5% 596,925 45.3 % Vacant — — % 223,516 17.0 % Total Office $ 62,092 100.0% 1,318,498 100.0% 2 Note: Tables above represent 100% of the consolidated and unconsolidated office portfolios, regardless of our ownership percentage.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2023 CMCT | CMCT Creative Media & Community Trust Corporation 34 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 37. See “Property Pictures” on page 37 under Important Disclosures. Key Metrics - Adjusted Funds From Operations (AFFO) Three Months Ended Six Months Ended (Unaudited and in thousands) June 30, 2023 June 30, 2022 June 30, 2023 June 30, 2022 Net loss attributable to common stockholders $ (23,815) $ (2,349) $ (36,530) $ (5,160) Depreciation and amortization 20,472 4,974 29,974 9,978 Noncontrolling interests' proportionate share of depreciation and amortization (883) — (1,360) — Gain on sale of real estate — — (1,104) — FFO attributable to common stockholders $ (4,226) $ 2,625 $ (9,020) $ 4,818 Straight-line rent and straight-line lease termination fees 403 (556) 1,147 (391) Amortization of lease inducements 87 100 174 199 Amortization of above and below market leases (59) (63) (92) (135) Amortization of premiums and discounts on debt 19 16 18 13 Amortization and accretion on loans receivable, net (96) (144) (195) (294) Amortization of deferred debt origination costs 630 283 1,025 580 Unrealized premium adjustment 255 522 520 1,095 Unrealized loss (gain) included in income from unconsolidated entity 557 (127) (284) (127) Deferred income taxes 42 (9) 31 47 Non-cash compensation 37 37 92 92 Redeemable preferred stock redemptions 315 106 688 181 Redeemable preferred stock deemed dividends — 4 — 19 Transaction-related costs — — 3,360 — Noncontrolling interests' proportionate share of transaction-related costs — — (194) — Recurring capital expenditures, tenant improvements, and leasing commissions $ (1,155) $ (435) $ (2,846) $ (1,149) AFFO attributable to common stockholders $ (3,191) $ 2,359 $ (5,576) $ 4,948

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2023 CMCT | CMCT Creative Media & Community Trust Corporation 35 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 37. See “Property Pictures” on page 37 under Important Disclosures. $3.9 $87.3 $243.0 $104.1 $6.4 $42.3 2023 2024 2025 2026 2027 Thereafter Debt & Preferred Summary (June 30, 2023)1 Fixed 20% Floating * 80% Debt Maturity Schedule (June 30, 2023)1 | in millions Fixed Debt vs. Floating Debt (June 30, 2023)1 Mortgage Payable Interest structure (fixed/variable etc.) Interest Rate Maturity/ Expiration Date Loan balance (in millions) Fixed rate mortgage payable Fixed 4.14% 7/1/2026 $ 97.1 Variable rate mortgages payable2 Variable SOFR + 3.25% - SOFR +3.35% 6/7/2024 - 7/7/2025 $ 165.7 Total Mortgage Payable $ 262.8 Other Debt SBA 7(a) Loan-Backed Notes 3 Variable SOFR + 2.90% 3/20/2043 $ 49.0 Total Other Debt $ 49.0 Corporate Debt 2022 Revolving Credit Facility 4 Variable SOFR + 2.60% 12/14/2025 $ 148.2 Junior Subordinated Notes Variable LIBOR + 3.25% 3/30/2035 $ 27.1 Total Corporate Debt $ 175.3 Total Debt $ 487.1 Preferred Stock Interest structure (fixed/variable etc.) Coupon Maturity/ Expiration Date Outstanding (in millions) Series A1 Variable4 7.08% N/A $ 204.0 5 Series A Fixed 5.50% N/A 197.0 6 Series D Fixed 5.65% N/A 1.2 7 Total Preferred Stock $ 402.3 Total Debt + Preferred Stock $ 889.4 Capital Structure Designed to Enhance Returns and Mitigate Risk See "Important Information - Debt and Preferred Summary" on slide 36. *39% of floating rate debt is subject to interest rate caps

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2023 CMCT | CMCT Creative Media & Community Trust Corporation 36 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 37. See “Property Pictures” on page 37 under Important Disclosures. Important Information - Debt and Preferred Summary 1. Excludes: (a) $5.3 million of secured borrowings – government guaranteed loans, which represent sold loans that are treated as secured borrowing because the loan sales did not meet the derecognition criteria provided for in ASC 860-30, Secured Borrowing and Collateral, and (b) premiums, discounts and debt issuance costs. 2. The Company’s variable rate mortgages payable are secured by a deed of trust on the respective properties and assignments of rents receivable. As of June 30, 2023, the Company’s variable rate mortgages payable had a variable interest rates ranging from SOFR plus 3.25% - 3.35%, with monthly payments of interest only, due on various dates from June 7, 2024 to July 7, 2025 with extension options subject to certain conditions being met. The loans are nonrecourse. 3. On March 9, 2023, the Company completed a securitization of the unguaranteed portion of certain of its SBA 7(a) loans receivable with the issuance of $54.1 million of unguaranteed SBA 7(a) loan-backed notes (with net proceeds of approximately $43.3 million, after payment of fees and expenses in connection with the securitization and the funding of a reserve account and an escrow account). The SBA 7(a) loan-backed notes are collateralized by the right to receive payments and other recoveries attributable to the unguaranteed portions of certain of our SBA 7(a) loans receivable. The SBA 7(a) loan-backed notes mature on March 20, 2048, with monthly payments due as payments on the collateralized loans are received. 4. In December 2022, the Company refinanced its 2018 credit facility and replaced it with a new 2022 credit facility, entered into with a bank syndicate, that includes a $56.2 million term loan (the “2022 Credit Facility Term Loan”) as well as a revolver allowing the Company to borrow up to $150.0 million (the “2022 Credit Facility Revolver”), both of which are collectively subject to a borrowing base calculation. The 2022 credit facility is secured by properties in the Company’s real estate portfolio: six office properties and one hotel property (as well as the hotel’s adjacent parking garage and retail property). The 2022 credit facility bears interest at (A) the base rate plus 1.50% or (B) SOFR plus 2.60%. As of June 30, 2023, the variable interest rate was 7.69%. The 2022 Credit Facility Revolver is also subject to an unused commitment fee of 0.15% or 0.25% depending on the amount of aggregate unused commitments. The 2022 credit facility is guaranteed by the Company and the Company is subject to certain financial maintenance covenants. The 2022 credit facility matures in December 2025 and provides for two one-year extension options under certain conditions, including providing notice of the election and paying an extension fee of 0.15% of each lender’s commitment being extended on the effective date of such extension. 5. Outstanding Series A1 Preferred Stock represents total shares issued as of June 30, 2023 of 8,194,099, less redemptions of 34,000 shares, multiplied by the stated value of $25.00 per share. Includes shares issued to CIM Group in lieu of cash payment of the asset management fee. Gross proceeds are not net of commissions, fees, allocated costs or discount. Dividends on Series A1 Preferred Stock are paid at a rate of the greater of (i) an annual rate of 6.0% (i.e., the equivalent of $0.3750 per share per quarter) and (ii) the Federal Funds (Effective) Rate for such quarter and plus 2.5% up to a maximum of 2.5% of the Series A1 Preferred Stock Stated Value per quarter. 6. Outstanding Series A Preferred Stock represents total shares issued as of June 30, 2023 of 8,820,338, less redemptions of 938,380 shares, multiplied by the stated value of $25.00 per share. Includes shares issued to CIM Group in lieu of cash payment of the asset management fee. Gross proceeds are not net of commissions, fees, allocated costs or discount. 7. Outstanding Series D Preferred Stock represents total shares issued as of June 30, 2023 of 56,857, less redemptions of 8,410, multiplied by the stated value of $25.00 per share. Gross proceeds are not net of commissions, fees, allocated costs or discount.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2023 CMCT | CMCT Creative Media & Community Trust Corporation 37 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 37. See “Property Pictures” on page 37 under Important Disclosures. Important Disclosures Annualized Rent. represents gross monthly base rent, or gross monthly contractual rent under parking and retail leases, multiplied by 12. This amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent. Annualized rent for certain office properties includes rent attributable to retail. Assets Owned and Operated (AOO). represents the aggregate assets owned and operated by CIM on behalf of partners (including where CIM contributes alongside for its own account) and co-investors, whether or not CIM has discretion, in each case without duplication. Property Pictures. The property/properties shown may not be representative of all transactions of a given type or of investments generally, may represent an investment/investments that performed better than other investments made by CIM-funds, is not necessarily indicative of the performance of all such investments by CIM-funds and is intended solely to be illustrative of the types of investments that may be made by CMCT. There can be no assurance similar investment opportunities will be available to CMCT or that CMCT will generate similar returns. Logos. CIM Group is not affiliated with, associated with, or a sponsor of any of the tenants pictured or mentioned. The names, logos, and all related product and service names, design marks and slogans are the trademarks or service marks of their respective companies. The trade names shown are reflective of the tenants in properties owned by CMCT. Corporate tenants may also occupy numerous properties that are not owned by CMCT. CMCT is not affiliated or associated with, is not endorsed by, does not endorse, and is not sponsored by or a sponsor of the tenants or of their products or services pictured or mentioned. The names, logos and all related product and service names, design marks and slogans are the trademarks or service marks of their respective companies. DISCLAIMERS. The results that an investor will realize will depend, to a significant degree, on the assets actually purchased by CMCT from time to time and the actual performance of such assets, which may be impacted by economic and market factors. The actual performance of CMCT will be subject to a variety of risks and uncertainties, including those on slide 2. In no circumstance should the hypothetical returns be regarded as a representation, warranty or prediction that a specific investment or group of investments will reflect any particular performance or that it will achieve or is likely to achieve any particular result or that investors will be able to avoid losses, including total loss of their investments. Inherent in any investment is the potential for loss. There can be no assurance that CMCT will achieve comparable results, that the returns sought will be achieved or that CMCT will be able to execute its proposed strategy. Actual realized returns on investments may differ materially from any return indicated herein.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2023 CMCT | CMCT Creative Media & Community Trust Corporation 38 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 37. See “Property Pictures” on page 37 under Important Disclosures. Important Disclosures Capital Returned to Shareholders The amounts of regular and special cash dividends per share are based on the number of shares outstanding as of the applicable record dates. All amounts have been adjusted to give retroactive effect to the reverse stock split that occurred in 2019. Past performance is not indicative of future results. CMCT is the product of a merger (the “Merger”) between a subsidiary of CIM Urban REIT, LLC (“CIM REIT”), a fund operated by CIM Group, and PMC Commercial Trust (“PMC”), a publicly traded mortgage real estate investment trust, consummated in Q1 2014. Represents dividends paid on our common stock from January 1, 2014 through September 30, 2020. Excludes a special dividend paid to PMC Commercial Trust’s stockholders in connection with the Merger, but includes 2014 dividends received by CIM REIT stockholders prior to the Merger and dividends on convertible preferred stock received by Urban Partners II, LLC, an affiliate of CIM REIT and CIM Group, on an as converted basis, in the Merger. The per share equivalent in proceeds from CMCT’s June 2016 tender offer is $6.45, calculated by dividing $210,000,000, the amount used by CMCT to purchase shares of common stock of CMCT in the tender offer, by 32,558,732, the number of shares of common stock outstanding immediately prior to such tender offer, as adjusted to give retroactive effect to the reverse stock split that occurred in 2019. Funds From Operations (FFO) The Company believes that funds from operations (“FFO”), a non-GAAP measure, is a widely recognized and appropriate measure of the performance of a REIT and that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO represents net income (loss) attributable to common stockholders, computed in accordance with GAAP, which reflects the deduction of redeemable preferred stock dividends accumulated, excluding gains (or losses) from sales of real estate, impairment of real estate, and real estate depreciation and amortization. The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (the “NAREIT”). Like any metric, FFO should not be used as the only measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our real estate properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate FFO in accordance with the standards established by the NAREIT; accordingly, our FFO may not be comparable to the FFOs of other REITs. Therefore, FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund CMCT's cash needs, including CMCT's ability to pay dividends. Adjusted Funds From Operations (AFFO) AFFO is a non-GAAP, non- standardized measure which is widely reported by REITs. Other REITs may use different methodologies for calculating AFFO and, as a result, CMCT's AFFO may not be comparable to the AFFO of other REITs. CMCT calculates AFFO by (a) eliminating the impact on FFO of (i) straight-line rent revenue and expense; (ii) amortization of lease inducements; (iii) amortization of above and below market leases (including ground leases); (iv) amortization of above and below market debt, loan premiums and discounts, and deferred loan costs; (v) amortization of tax abatement; (vi) amortization of loan receivable discount and accretion of fees on loans receivable; (vii) unrealized premium adjustment; (viii) deferred income tax expense; (ix) non-cash compensation expense; (x) loss on early extinguishment of debt; (xi) redeemable preferred stock redemptions; and (xii) redeemable preferred stock deemed dividends and (b) subtracting (i) lease inducement payments and (ii) recurring capital expenditures and recurring tenant improvements and leasing commissions. AFFO is not intended to represent cash flow but may provide additional perspective on CMCT's operating results and our ability to fund cash needs and pay dividends. AFFO should only be considered as a supplement to net income.